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                                                                    EXHIBIT 99.1


[GRAPHIC OMITTED]                                                NEWS RELEASE
--------------------------------------------------------------------------------


                    CONSUMER PORTFOLIO SERVICES, INC. REPORTS
                           2005 FIRST QUARTER RESULTS

IRVINE, CALIFORNIA, MAY 2, 2005 (BUSINESS WIRE) -- Consumer Portfolio Services, Inc. (Nasdaq: CPSS) today announced results for its first quarter ended March 31, 2005.

For the three months ended March 31, 2005 total revenues increased approximately $14.3 million, or 52.0%, to $41.8 million, compared to $27.5 million for the three months ended March 31, 2004. Total expenses for the three months ended March 31, 2005 were $42.1 million, an increase of $13.1 million, or 45.4%, as compared to $28.9 million for the three months ended March 31, 2004. Net loss for the quarter ended March 31, 2005 was $(239,000), or $(0.01) per diluted share, compared to net loss of $(1.4) million, or $(0.07) per diluted share, for the quarter ended March 31, 2004. Diluted shares outstanding were 21.5 million and 20.6 million for the quarters ended March 31, 2005 and 2004, respectively.

"We are pleased with the financial results for the first quarter as our transition from gain on sale to portfolio accounting is almost complete," said Charles E. Bradley, President and Chief Executive Officer of Consumer Portfolio Services. "We are working diligently so that revenue growth continues to outpace expense growth in the coming quarters as we further leverage our operating infrastructure. Operationally, during the first quarter we experienced meaningful growth in purchases of new receivables, which were the highest they have been in almost three years. In addition, asset performance was strong."

"As I mentioned previously, another significant positive development for us in the first quarter was the settlement of the Stanwich litigation in California. Subsequent to quarter end, we have also renewed one of our warehouse facilities."

During the first quarter of 2005, Consumer Portfolio Services purchased $144.2 million of contracts from dealers as compared to $127.1 million during the fourth quarter of 2004 and $93.4 million during the first quarter 2004. In addition, the Company continued its regular quarterly securitization program with the March sale of $125.1 million of AAA/Aaa rated asset backed notes. As of March 31, 2005, the Company's managed receivables totaled $926.3 million, as follows ($ in millions):

        Owned by Consolidated Subsidiaries*                   $692.0
        Owned by Non-Consolidated Subsidiaries                 193.8
        As Third Party Servicer for SeaWest Financial           40.5
                                                              ------
             Total                                            $926.3

        * Before $71.7 million of allowance for credit losses and deferred acquisition fees.

previously reported, in order to increase transparency of the Company's financial reports, in the third quarter of 2003 Consumer Portfolio Services began structuring its securitization transactions as secured financings, with receivables and associated debt remaining on the balance sheet, and without recognition of a gain on sale. Accordingly, net earnings are recognized over the life of the receivables as interest income and fee income, less related funding costs and a provision for losses. Such loan loss provisions are recorded upon acquisition and during the life of the receivables. The effect is to accelerate recognition of expenses and defer recognition of revenue. As a result, reported earnings have been less than what they would have been had the Company continued to structure its securitizations to record a gain on sale.

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CONFERENCE CALL

Consumer Portfolio Services announced that it will hold a conference call tomorrow, May 3, 2005, at 1:30 p.m. EDT to discuss its quarterly results. Those wishing to participate by telephone may dial-in at 973-409-9261 approximately 10 minutes prior to the scheduled time.

A replay will be available between May 3, 2005 and May 10, 2005, beginning one hour after conclusion of the call, by dialing 877-519-4471 or 973-341-3080 for international participants, with pin number 6003840. A broadcast of the conference call will also be available live and for 30 days after the call via the Company's web site at www.consumerportfolio.com and at www.streetevents.com.

ABOUT CONSUMER PORTFOLIO SERVICES, INC.

Consumer Portfolio Services, Inc. is a consumer finance company that specializes in purchasing, selling and servicing retail automobile installment sale contracts originated by automobile dealers located throughout the United States. The Company is currently active in 38 states. Through its purchase of contracts, the Company provides indirect financing to car dealer customers with limited credit histories, low incomes or past credit problems, who generally would not be expected to qualify for financing provided by banks or by automobile manufacturers' captive finance companies.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE THE COMPANY'S RECORDED REVENUE, EXPENSE, GAIN ON SALE REVENUE AND PROVISION FOR CREDIT LOSSES BECAUSE THESE ITEMS ARE DEPENDENT ON THE COMPANY'S ESTIMATES OF FUTURE LOSSES. THE ACCURACY OF SUCH ESTIMATES MAY BE ADVERSELY AFFECTED BY VARIOUS FACTORS, WHICH INCLUDE (IN ADDITION TO RISKS RELATING TO THE ECONOMY GENERALLY) THE FOLLOWING:
POSSIBLE INCREASED DELINQUENCIES; REPOSSESSIONS AND LOSSES ON RETAIL INSTALLMENT CONTRACTS; INCORRECT PREPAYMENT SPEED AND/OR DISCOUNT RATE ASSUMPTIONS; POSSIBLE UNAVAILABILITY OF QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO SERVICE ITS PORTFOLIO; POSSIBLE INCREASES IN THE RATE OF CONSUMER BANKRUPTCY FILINGS OR CHANGES IN BANKRUPTCY LAW, WHICH COULD ADVERSELY AFFECT THE COMPANY'S RIGHTS TO COLLECT PAYMENTS FROM ITS PORTFOLIO; OTHER CHANGES IN GOVERNMENT REGULATIONS AFFECTING CONSUMER CREDIT; POSSIBLE DECLINES IN THE MARKET PRICE FOR USED VEHICLES, WHICH COULD ADVERSELY AFFECT THE COMPANY'S REALIZATION UPON REPOSSESSED VEHICLES; AND ECONOMIC CONDITIONS IN GEOGRAPHIC AREAS IN WHICH THE COMPANY'S BUSINESS IS CONCENTRATED.

THE STATEMENTS CONCERNING THE INTENDED STRUCTURE OF FUTURE SECURITIZATIONS AND THE EFFECTS OF SUCH STRUCTURES ON FINANCIAL ITEMS ARE FORWARD-LOOKING STATEMENTS. IF THE COMPANY WERE TO CHANGE THE STRUCTURE OF FUTURE TRANSACTIONS, THAT COULD CAUSE SUCH FORWARD-LOOKING STATEMENTS NOT TO BE ACCURATE.

ANY IMPLICATION THAT THE RESULTS OF THE MOST RECENTLY COMPLETED QUARTER ARE INDICATIVE OF FUTURE RESULTS IS DISCLAIMED, AND THE READER SHOULD DRAW NO SUCH INFERENCE. FACTORS SUCH AS THOSE IDENTIFIED ABOVE IN RELATION TO GAIN ON SALE AND PROVISION FOR CREDIT LOSSES MAY AFFECT FUTURE PERFORMANCE.

INVESTOR RELATIONS CONTACT


Charles E. Bradley
Consumer Portfolio Services
949-753-6800

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
                      CONSUMER PORTFOLIO SERVICES, INC. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                          (UNAUDITED)


                                                                       Three months ended
                                                                            March 31,
                                                                    -------------------------
                                                                       2005           2004
                                                                    ----------     ----------
REVENUES:
Interest income                                                     $   36,172     $   20,423
Servicing fees                                                           2,265          3,324
Other income                                                             3,397          3,775
                                                                    ----------     ----------
                                                                        41,833         27,522
                                                                    ----------     ----------
EXPENSES:
Employee costs                                                          10,450          9,653
General and administrative                                               5,138          3,966
Interest                                                                10,384          5,912
Provision for credit losses                                             12,312          6,750
Impairment loss on residual asset                                            -              -
Other expenses                                                           3,788          2,648
                                                                    ----------     ----------
                                                                        42,072         28,929
                                                                    ----------     ----------
Income (loss) before income taxes                                         (239)        (1,407)
Income taxes                                                                 -              -
                                                                    ----------     ----------
      Net income (loss)                                             $     (239)    $   (1,407)
                                                                    ==========     ==========

Earnings (loss) per share:
     Basic                                                          $    (0.01)    $    (0.07)
     Diluted                                                             (0.01)         (0.07)

Number of shares used in computing earnings (loss) per share:
     Basic                                                              21,528         20,638
     Diluted                                                            21,528         20,638

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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                   March 31,     December 31,
                                                     2005            2004
                                                 ------------    ------------
Cash and restricted cash                         $    159,789    $    139,479
Finance receivables, net                              620,302         550,191
Residual interest in securitizations                   44,135          50,430
Other assets                                           26,307          26,499
                                                 ------------    ------------
                                                 $    850,533    $    766,599
                                                 ============    ============

Accounts payable and other liabilities           $     16,836    $     18,153
Warehouse lines of credit                              50,535          34,279
Residual interest financing                            16,411          22,204
Securitization trust debt                             619,430         542,815
Senior secured debt                                    59,829          59,829
Subordinated debt                                      14,000          15,000
Other liabilities                                       3,684           4,399
                                                 ------------    ------------
                                                      780,725         696,679
                                                 ------------    ------------

Shareholders' equity                                   69,808          69,920
                                                 ------------    ------------
                                                 $    850,533    $    766,599
                                                 ============    ============


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